Exhibit 21.1

SUBSIDIARIES (JURISDICATION)

ATC SRL (ITALY)

DEG ITALIA S.P.A. (ITALY)

DI CANADA INC. (CANADA)

DI FRANCE S.A.S. (FRANCE)

DI LUXEMBOURG S.A.R.L. (LUXEMBOURG)

DI NETHERLANDS B.V. (NETHERLANDS)

DI NIGERIA LIMITED (NIGERIA)

DI SWEDEN AB (SWEDEN)

DI U.K. LIMITED (UNITED KINGDOM)

DI VENEZUELA S.R.L. (VENEZUELA)

DRESSER AL-RUSHAID VALVE & INSTRUMENT COMPANY, LTD. (SAUDI ARABIA)

DRESSER CHINA, INC. (DELAWARE)

DRESSER DE MEXICO S.A. DE C.V. (MEXICO)

DRESSER ENTECH, INC. (DELAWARE)

DRESSER EUROPE GMBH (GERMANY)

DRESSER EUROPE HOLDING GMBH (GERMANY)

DRESSER EUROPE S.P.R.L. (BELGIUM)

DRESSER FINLAND OY (FINLAND)

DRESSER INDUSTRIA E COMERCIO LTDA. (BRAZIL)

DRESSER INDUSTRIAL PRODUCTS B.V. (NETHERLANDS)

DRESSER INSTRUMENTS, S.A. DE C.V. (MEXICO)

DRESSER INTERNATIONAL, INC. (DELAWARE)

DRESSER ITALIA S.R.L. (ITALY)

DRESSER JAPAN LTD. (JAPAN)

DRESSER KOREA INC. (KOREA)

DRESSER LATVIA LIMITED, SIA (LATVIA)

DRESSER, LTD. (BERMUDA)

DRESSER-NAGANO INC. (DELAWARE)

DRESSER NETHERLANDS B.V. (NETHERLANDS)

DRESSER POLSKA SP. Z.O.O. (POLAND)

DRESSER PRODUITS INDUSTRIELS S.A.S. (FRANCE)

DRESSER RE, INC. (DELAWARE)

DRESSER RUSSIA, INC. (DELAWARE)

DRESSER SINGAPORE PTE. LTD. (SINGAPORE)

DRESSER VALVE INDIA PRIVATE LIMITED (INDIA)

DRESSER VALVES EUROPE GMBH (GERMANY)

DRESSER WAYNE AB (SWEDEN)

DS CONTROLS (RUSSIA)

EBRO ELECTRONIC GMBH & CO. KG (GERMANY)

ENTECH INDUSTRIES U.K. LIMITED (UNITED KINGDOM)

EUROPEAN ENTECH INDUSTRIES HOLDINGS B.V. (NETHERLANDS)

FERLA BV (NETHERLANDS)

FIRSA INTERNATIONAL LIMITED (UNITED KINGDOM)

FORGED STEEL VALVES LIMITED (UNITED KINGDOM)

GAZDMD AVTOMATIKA (RUSSIA)

INTERNATIONAL BALL VALVES LIMITED (UNITED KINGDOM)

INTERNATIONAL VALVES LIMITED (UNITED KINGDOM)

LVF HOLDING CORPORATION (DELAWARE)

LVF HOLDING SRL (ITALY)

MANUFACTURAS PETROLEROS VENEZOLANOS S. A. (VENEZUELA)

MASONEILAN S.A. (SPAIN)

MODERN ACQUISITION, INC. (DELAWARE)

NIIGATA MASONEILAN COMPANY, LTD. (JAPAN)

NIIGATA MASONEILAN VALVE SERVICE LTD. (JAPAN)

PENAGA GROVE SDN. BHD. (MALAYSIA)

RING-O-VALVE INTERNATIONAL B.V. (NETHERLANDS)

RING-O-VALVE NORG (NORWAY)

RING-O-VALVE, INC. (TEXAS)

SABER TECHNOLOGIES, LLC (TEXAS)

WAYNE TRITRADEX, INC. (DELAWARE)